Exhibit 99.1

TransMontaigne Partners LLC Announces Earnings Call Scheduled

for November 25, 2025

to Discuss Third Quarter 2025 Financial Results

Denver, Colorado, November 19, 2025 – (Business Wire) – TransMontaigne Partners LLC (“TransMontaigne”) today announced that it will host a conference call to discuss TransMontaigne’s third-quarter 2025 financial results on Tuesday, November 25, 2025, at 10:00 a.m. Mountain Time. The call will be available to current lenders in TransMontaigne’s revolving credit facility and senior secured term loan B and to holders of its senior unsecured notes (collectively “the Debt Holders”).

TransMontaigne’s quarterly report on Form 10-Q was filed with the Securities and Exchange Commission on November 14, 2025 and is available at www.transmontaignepartners.com under “SEC Filings”.

To participate in the conference call, register using the link or the button below:
Register Now

https://www.netroadshow.com/events/login/LE9zwo49BP4HaDKr1xxLg3us5IU3aviUfl3

•	Avoid wait time - Bypass speaking with an operator to join the call
•	Receive a Calendar Invitation with call access details including your unique PIN

The conference call will only be available to TransMontaigne’s current Debt Holders, who will each be required to register to listen.

About TransMontaigne

TransMontaigne Partners LLC is an integrated terminaling, storage, transportation and related services company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio rivers, in the Southeast, in the Pacific Northwest and along the West Coast. TransMontaigne provides integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of bulk liquids. News and additional information about TransMontaigne Partners LLC is available at: www.transmontaignepartners.com.

Contacts:

Media Contact

Matthew White

prelease@transmontaigne.com

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